Exhibit (i)(vi)

April 19, 2013

SunAmerica Series Trust

1 SunAmerica Center

Los Angeles, California 90067-6022

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to the VCP Total Return Balanced Portfolio and VCP Value Portfolio (each, a “Fund”), each a series of SunAmerica Series Trust, a Massachusetts business trust (the “Trust”) in connection with the post-effective amendment to the Trust’s registration statement on Form N-1A to be filed with the Securities and Exchange Commission on or about April 19 (the “Registration Statement”), with respect to each Fund’s Class 3 Shares of beneficial interest, without par value (the “Shares”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on October 1, 1992, of the Trust’s Declaration of Trust dated September 11, 1992 and each amendment thereto filed with the Secretary of the Commonwealth of Massachusetts (the “Declaration”);

(c) a copy, as filed with the Secretary of the Commonwealth of Massachusetts of the Trust’s Establishment and Designation of Shares of Beneficial Interest and Establishment and Designation of Classes, as filed with the Secretary of the Commonwealth of Massachusetts on March 13, 2013 (the “Designation”);

(d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on February 1, 2013 and March 21, 2013 (the “Resolutions”); and

SunAmerica Series Trust

April 19, 2013

(e) a draft received on April 12, 2013 of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Designations and the Resolutions will not have been amended, modified or withdrawn with respect to the Shares and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance with such reference, incorporation or requirement by the Trust.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration, Designation and Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

SunAmerica Series Trust

April 19, 2013

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP